AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 7, 1997
                                                REGISTRATION NO. 333-30149
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                POST-EFFECTIVE
                              AMENDMENT NO. 2 TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                CONCEPTUS, INC.
            (Exact name of Registrant as specified in its charter)

             DELAWARE                          94-3170244
     (State of Incorporation)      (I.R.S. Employer Identification No.)

                              1021 HOWARD AVENUE
                         SAN CARLOS, CALIFORNIA 94070
                   (Address of principal executive offices)

                              KATHRYN A. TUNSTALL
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                CONCEPTUS, INC.
                              1021 HOWARD AVENUE
                         SAN CARLOS, CALIFORNIA  94070
                                (650) 802-7230
           (Name, address and telephone number of agent for service)

                                  COPIES TO:
                               CATHRYN S. CHINN
                              AMY ELIZABETH PAYE
                               Venture Law Group
                          A Professional Corporation
                              2800 Sand Hill Road
                        Menlo Park, California   94025
                                (650) 854-4488

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  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering./ /

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

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     The Registrant hereby further amends, as appropriate, this Registration
Statement, as amended by the Post-Effective Amendment No. 1 to the Registration Statment, to specify that the Registrant has withdrawn from registration 12,456 shares of its Common Stock, previously registered pursuant to this Registration Statement and deregistered by the Post-Effective Amendment No. 1 to the Registration Statement.

                                  -2-

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                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Carlos, State of California, on October 6, 1997.

                          CONCEPTUS, INC.

                          By: /s/ Sanford Fitch
                              ------------------------------------------------
                              Sanford Fitch
                              Senior Vice President and Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



       Signature                    Title                        Date
-------------------------  -----------------------------   -------------------


         *
-------------------------  President, Chief Executive      October 6, 1997
  (Kathryn A. Tunstall)    Officer and Director
                           (Principal Executive Officer)


   /s/ Sanford Fitch
-------------------------  Senior Vice President, Chief    October 6, 1997
    (Sanford Fitch)        Financial Officer and Director
                           (Principal Financial and
                           Accounting Officer)


-------------------------  Director
 (Florence Comite, M.D.)

          *
-------------------------  Director                        October 6, 1997
   (Robert F. Kuhling)


          *
-------------------------  Director                        October 6, 1997
  (Thomas C. McConnell)


          *
-------------------------  Director                        October 6, 1997
    (Nancy S. Olson)


          *
-------------------------  Director                        October 6, 1997
   (Richard D. Randall)


*By: /s/ Sanford Fitch
     --------------------
      (Sanford Fitch)
      (ATTORNEY-IN-FACT)